UNSECURED PROMISSORY NOTE


$_______                                                    ____________, 200__

                             Los Angeles, California


         FOR VALUE RECEIVED, Imaging3, Inc., a California corporation (the "Maker"), hereby promises to pay to the order of Dean Janes or his assigns (the "Payee"), at 3200 W. Valhalla Dr., Burbank, California 91505, the principal sum of _____________ Dollars ($_________) bearing no interest unless there is a default on the Note. The Note matures on December 31, 2012 (the "Maturity Date") at which time all outstanding principal is payable in full. Maker has the right to prepay all or any portion of this Note at any time during its term without penalty.

         1. DEFAULT AND REMEDIES. Any of the following shall constitute a default by Maker hereunder:

         A. The failure of the Maker to make any payment of principal or interest required hereunder within 10 days of the due date for such payment, as it may properly be extended pursuant to the terms of this Note; or

         B. The failure of Maker to fully perform any other material covenants and agreements under this Note and continuance of such failure for a period of 10 days after written notice of the default by Payee to Maker.

         Upon the occurrence of a default hereunder, Payee may, at its option, declare immediately due and payable the entire unpaid principal sum of this Note owing at the time of such declaration pursuant to this Note. The outstanding defaulted amount will bear simple interest at a rate of 7% per annum. In the event of a default under this Note, the Payee will have all rights and remedies available to Payee at law or in equity on a cumulative basis, including but not limited to all rights and remedies under the Uniform Commercial Code as in effect under the laws of the State of California.

         2. COSTS OF COLLECTIONS. Payee shall be entitled to collect reasonable attorney's fees and costs from Maker, as well as other costs and expenses reasonably incurred, in curing any default or attempting collection of any payment due on this Note.

         3. INSPECTION RIGHTS. Payee, individually or through its agent, shall have the right, upon reasonable notice and at its expense, to review and inspect the books and records of the Maker at Maker's office during reasonable business hours.

         4. RESTRICTION ON TRANSFER. This Note shall be subject to the following restrictions:

"This Note has been purchased by means of a private placement exempt from Federal securities registration pursuant to Section 4(2) and Rule 506 of the Securities Act of 1933, as amended, and exempt from California securities registration pursuant to Section 25102(f) of the California Corporate Securities Act of 1968, as amended, for offerings not involving any public offering or solicitation. This Note may not be sold, assigned, transferred or otherwise disposed of to any person or entity until the Note has been registered under an effective registration statement filed with the Securities and Exchange Commission, or an opinion of counsel or other evidence acceptable to Maker has been obtained to the effect that such registration is not required."

         5. PAYMENT AND PLACE OF PAYMENT. This Note shall be payable in lawful money of the United States. All payments on this Note are to be made or given to Payee at the address provided to Maker or to such other place as Payee may from time to time direct by written notice to Maker.

         6. NONRECOURSE. In the event that the Maker defaults on this Note, Payee shall look solely to the assets of the Company for repayment and none of the shareholders, officers, directors or affiliates of the Maker shall have any personal liability for payment hereunder.

         7. WAIVER. Maker, for itself and its successors, transfers and assigns, waives presentment, dishonor, protest, notice of protest, demand for payment and dishonor in nonpayment of this Note, bringing of suit or diligence of taking any action to collect any sums owing hereunder or in proceeding against any of the rights and properties securing payment hereunder.

         8. SEVERABILITY. If any provision of this Note or the application thereof to any persons or entities or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Note shall not be deemed affected thereby and every provision of this Note shall be valid and enforceable to the fullest extent permitted by law.

         9. NO PARTNER. Payee shall not become or be deemed to be a partner or joint venturer with Maker by reason of any provision of this Note. Nothing herein shall constitute Maker and Payee as partners or joint venturers or require Payee to participate in or be responsible or liable for any costs, liabilities, expenses or losses of Maker.

         10. NO WAIVER. The failure to exercise any rights herein shall not constitute a waiver of the right to exercise the same or any other right at any subsequent time in respect of the same event or any other event.

         12. GOVERNING LAW. This Note shall be governed by and construed solely in accordance with the laws of the State of California. The venue for any legal proceedings under this Note shall be in the County of Los Angeles, State of California.


         IN WITNESS WHEREOF, Maker has executed this Note as of the date first hereinabove written.

                                  IMAGING3, INC.,
                                  A CALIFORNIA CORPORATION



                                  By:
                                      ----------------------------------------
                                        Christopher Sohn, President




                                      -2-